Exhibit 10(A)(1)

                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT ("Agreement") between SERVOTRONICS, INC. ("Employer") and NICHOLAS D. TRBOVICH, SR. ("Employee" ), dated July 1, 2005, hereby supersedes the parties' Amendment to and Restatement of Employment Agreement dated August 8, 1986 ("1986 Agreement") and all amendments thereto.

                               W I T N E S S E T H
                               -------------------

         WHEREAS, the Board of Directors of Employer believes it to be in the best interests of Employer and its shareholders to assure the Employee's continued service to Employer, and Employee agrees to continue in the service of Employer under the terms set forth below; and

         WHEREAS, the parties believe that adoption of a new Employment Agreement at this time is beneficial given the numerous amendments made to the 1986 Agreement and the need to update the 1986 Amendment to conform with current laws and regulations;

         NOW, THEREFORE, in consideration of his continued employment by Employer and other good and valuable consideration and intending to be legally bound, Employee hereby agrees to be employed by Employer, upon the following terms and conditions:

         1. Employer hereby employs Employee and Employee hereby accepts such employment for a multi-year term extending to and including July 1, 2010, on the terms and conditions hereinafter set forth. When one year remains on the original or any extended term of this Agreement, the term of this Agreement will be automatically extended for one additional year beyond its then expiration date unless either party previously has notified the other in writing that the term will not be extended beyond that expiration date. If Employer elects pursuant to this paragraph not to extend this Agreement, Employee shall be entitled to a severance payment in an amount equivalent to nine (9) months' salary and benefits at the rate in effect at the time of termination. Such amount shall be paid within 30 days following the date of expiration of this Agreement under this paragraph.

         2. Employee shall perform the duties and functions of Chairman and President of Employer, which duties and functions will be similar to and generally consistent with those Employee is performing for Employer at the date of this Agreement.

         3. Subject to the provisions of paragraphs 5, 6, 12 and 16 of this Agreement, Employer shall pay and Employee shall accept as full compensation for all services rendered hereunder a minimum annual salary of $397,400.00, or such greater amount as may be hereafter fixed by the Board, payable in equal installments every two weeks.

         4. Employer will reimburse Employee for all reasonable expenses incurred in the performance of his services hereunder.

         5. In addition to the compensation provided to Employee under paragraph 3 of this Agreement, Employee shall be entitled to participate in all employee benefit plans, including without limitation stock options, profit sharing, pension, bonus, participation, extra compensation, disability or deferred compensation plans, group insurance or other benefits or arrangements,


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to at least the same extent as do Employer's  other senior  executive  officers, except as to any plan as to which Employee has specifically consented in writing to his exclusion therefrom. In its discretion the Board may grant Employee benefits in addition to or greater than those enumerated above and in paragraph 16 of this Agreement.

         6. Employment under this Agreement shall terminate prior to the expiration of its term or any extended term upon the death or total disability of Employee.

              "Total disability" is Employee's inability to substantially perform his duties and obligations under this Agreement for a consecutive period of four months by reason of illness or physical or mental impairment. If either party asserts that total disability has occurred and the other party disputes that assertion, Employer and Employee shall submit the dispute (for a written decision as described below) to a physician jointly selected by them who (i) is licensed to practice in New York, (ii) has professional experience in the area or branch of medicine related to the cause of the claimed disability, (iii) has rendered no professional services to or on behalf of either party within the two prior years and (iv) is not a shareholder, officer, director or employee of, or in a business relationship with, Employer or Employee. Employer shall pay all expenses incurred by both parties to resolve the dispute in this manner. After making such examinations and investigations as he shall deem necessary, that physician shall make his decision in writing, and the decision shall be given to both Employer and Employee in accordance with paragraph 19. Neither party shall contest the physician's decision, which shall be final and conclusive, except for fraud. If the physician decides that total disability has not occurred, this Agreement and Employee's employment hereunder shall continue as if no dispute had occurred.

              Termination of employment shall be effective upon Employee's death. Termination of Employment for total disability shall be effective five business days after either party has given written notice to the other of the existence of total disability unless, before the expiration of that five-day period, the party receiving notice shall give the other party written notice that he or it disputes the existence of total disability; if the notice of dispute is so given, termination of employment will occur when the physician gives notice to both parties of his decision in accordance with paragraph 19.

              In the event of termination of employment due to Employee's total disability or death, Employer shall pay to the Employee, or in the event of Employee's death, to Employee's designated beneficiary, or if none, to his estate, compensation during the remainder of the term or extended term of this Agreement at the rate of 50% of the total compensation in effect under paragraphs 3 and 5 of this Agreement immediately prior to the termination. The foregoing payment shall be in lieu of the 9-month severance payment required by reason of termination of employment pursuant to paragraph 1 of this Agreement.

         7. Nothing contained in this Agreement shall deprive Employee of, or limit his entitlement to, any rights to pensions or other retirement payments, to stock options or other rights with respect to Employer's securities or to any other benefits granted or to be granted to Employee by Employer, whether or not such payments, options, rights or benefits are referred to in this Agreement, except that the disability payment provided in paragraph 6 and the severance payment in paragraph 13 shall be in lieu of the 9-month severance payment provided in paragraph 1.

         8. Employee agrees that from and after the date of this Agreement and during the term hereof he will not, unless acting as an officer or employee of

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

Employer or with the prior written consent of Employer, directly or indirectly, engage or participate in, or own, manage, operate, join or control, or be connected as an officer, director, employee, partner, investor or otherwise with, any business manufacturing or selling products or services similar to or competing with products or services manufactured or sold by Employer or otherwise engage directly or indirectly in competition with Employer. Employee acknowledges that the remedy at law for any breach by him of the foregoing will be inadequate and that Employer shall be entitled to injunctive relief. Nothing herein contained, however, shall prevent Employee from purchasing for investment 3% or less of any outstanding class of securities of any company whose securities are held by the general public.

         9. In consideration of past and future services performed by Employee on behalf of Employer, Employer agrees that it shall have no right to terminate this Agreement, or to terminate any obligation of Employer hereunder, prior to the end of the term or any extension hereof, except for the willful malfeasance of Employee in the performance of his duties hereunder. Any such termination shall be determined by Employer's Board of Directors at a meeting validly held and conducted as provided by Employer's By-laws and applicable law and shall be subject to Employee's rights set forth in paragraph 5. Employee will be entitled to be heard by the Board of Directors prior to any determination under this paragraph, to be advised during the hearing by an attorney of his choice and, if he chooses, to have his attorney be heard by the Board of Directors; Employer will pay the fees and disbursements of Employee's attorney for services rendered in this dispute if the Employee shall be the prevailing party. A decision by the Board of Directors hereunder is not final, but is subject to arbitration under paragraph 18.

         10. Employee may terminate his employment hereunder for any one or more of the following reasons: (A) a change in control of Employer (as defined below), (B) a change in the responsibilities, titles or offices of Employee as currently in effect, without the express written consent of Employee, except in connection with the termination of Employee's employment for disability, retirement or pursuant to paragraph 8 above, (C) a relocation of Employee's office or principal place of work without his express written consent to a location more than 50 miles from 1110 Maple Street, P.O. Box 300, Elma, New York, except for required travel on Employer's business to an extent substantially consistent with Employee's business travel practices as currently in effect, or (D) a failure by Employer to comply with any provision of this Agreement which has not been cured within five days after notice of such noncompliance has been given by Employee to Employer. For purposes of this Agreement, a "change in control of Employer" shall mean a change in control of a nature that would be required to be reported in response to Item 5.01 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any similar successor provision; provided that, without limitation, such a change in control shall be deemed to have occurred if (X) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act or any similar successor provision), other than Employee, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act or any similar successor provision), directly or indirectly, of securities of Employer representing 22% or more of the combined voting power of Employer's then outstanding securities, or (Y) Employee, while living, shall cease to be a director of Employer, unless Employee shall have voluntarily resigned his position on the Board in writing or consented in writing to not be included in the slate of nominees for director proposed by the Board for election at any meeting of the shareholders of Employer at which directors are to be elected, or
(Z) if at any time more than one-third of the members of the Board shall be persons who shall have been elected by the shareholders of Employer or appointed by the Board in opposition to Employee's recommendation and without having

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

received the affirmative vote of Employee either as a shareholder or as a Director.

         11. Any termination of Employee's employment by Employee shall be communicated by written Notice of Termination to Employer. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision or provisions in this Agreement relied upon (although the failure to include in such notice any other termination provision shall not be deemed to be a waiver of such provision). No failure of Employee to exercise his right to terminate this Agreement shall, by reason of lapse of time or otherwise, be deemed to constitute a waiver of such right; and no Notice of Termination in which Employee notifies Employer that he is terminating this Agreement because of a breach of this Agreement by Employer shall be deemed to constitute a waiver by Employee of his right to terminate the Agreement because of a change in control of Employer, notwithstanding that a change in control may have occurred prior to Employee's Notice of Termination.

         12. "Date of Termination" shall mean, if Employee's employment is terminated pursuant to paragraph 10 above, the date on which a Notice of Termination is given. The date on which a Notice of Termination is given shall be the date when hand-delivered in person to any officer of Employer except Employee or the next business day after deposit thereof in the U.S. mail, postage prepaid, for delivery as registered or certified mail, return receipt requested, addressed to the corporate headquarters of Employer.

         13. If (A) Employer shall terminate Employee's employment in breach of this Agreement (it being understood that, without limitation, a breach shall have occurred if a termination pursuant to paragraph 9 hereof is thereafter found upon arbitration pursuant to paragraph 18 to be not justifiable or otherwise improper) or (B) Employee shall terminate his employment for any reason specified in paragraph 10, then

              (i) Employer shall pay Employee his full salary and benefits through the Date of Termination at the rate in effect at the time Notice of Termination is given;

              (ii) in lieu of any salary payments to Employee for periods subsequent to the Date of Termination and in lieu of the 9-month severance pay provided in paragraph 1, Employer shall pay as severance pay to Employee an amount equal to the product of 2.99 multiplied by a base amount equal to the average annual compensation paid by Employer to Employee which was includible in Employee's gross income for federal income tax purposes for the most recent five taxable years ending before the date on which the change in control of Employer occurs;

              (iii) the parties intend that the base amount in the preceding subparagraph (ii) shall be the highest base amount permitted by Section 280G of the Internal Revenue Code of 1986, as amended, or any successor provisions without causing any portion of the severance pay to constitute an "excess parachute payment" thereunder, and if any amendment of Section 280G or any successor provision defines such a base amount so as to permit a greater amount than defined in the preceding sentence, the greater base amount permitted by the amended provision shall be applicable, provided, however, that (1) nothing contained herein shall reduce the severance payment below the amount resulting from applying the base amount set forth in subparagraph (ii) and (2) this subparagraph (iii) shall not be applicable after July 1, 2010 unless the parties hereto expressly agree in writing to the extension of the applicability of this subparagraph;

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

              (iv) if termination of Employee's employment arises out of a breach by Employer of this Agreement, Employer shall pay all other damages to which Employee may be entitled as a result of such breach, including but not limited to damages for any loss of benefits to Employee and including all legal fees and expenses incurred by him as a result of such termination.

         14. Any payment of Employer to Employee required by paragraph 13 above shall be made in full no later than the next business day following the date on which Notice of Termination is given as determined in paragraph 12 above or, if applicable, within five (5) business days of an arbitrator's ruling pursuant to paragraph 18 of this Agreement (the "Payment Date"). Any failure by Employer to make payment in full to Employee on or before the Payment Date of all amounts required to be paid to Employee pursuant to this Agreement shall entitle Employee, in addition to such amounts, to liquidated damages equivalent to the amount of salary and benefits to which Employee would have been entitled pursuant to paragraph 3 of this Agreement (as such paragraph may hereafter be amended) if this Agreement had not been terminated during the period beginning with and including the Payment Date and ending on and including the date on which Employer pays to Employee all sums owing to Employee pursuant to this Agreement.

         15. Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise.

         16. In recognition of Employee's decades of service to Employer, Employer agrees that after termination of Employee's employment hereunder for any reason, whether such termination is pursuant to paragraph 1, 6, 9, 10 or 13 of this Agreement (other than a termination due to death pursuant to paragraph
6), Employer shall provide and pay for, at a minimum, disability, medical, hospital and other health care benefits and life insurance benefits that are no less than the maximum benefits which were provided to Employee and any spouse and/or children of his that were covered under Employer's plans at the time Employee's employment is terminated (hereinafter "Post Employment Benefits").

              a. Employer further agrees that Employee will not be required to assume co-pay or employee contribution costs greater than he had been required to assume (if any) during that period of his employment when maximum benefits were provided to him.

              b. Employer shall pay the cost of all of Post Employment Benefits until the Employee's death, except that Employer's obligation to provide and pay for Post Employment Benefits for Employee's spouse and/or children shall terminate when said spouse and/or child dies or otherwise becomes ineligible for benefits under any of the applicable plans, if such an event occurs prior to Employee's death.

              c. If Employer is unable to provide the Post Employment Benefits as part of the plan or plans which provide benefits to other employees of the Employer, it shall create a special or individual plan or plans to provide the benefits; and if Employer is unable to provide such benefits through a special or individual plan, it shall pay Employee monthly an amount, which will equal the sum of the cost to Employee of his obtaining benefits equivalent to the Post Employment Benefits plus any additional federal and state income tax cost, to Employee of receiving such payments in lieu of Post Employment Benefits.

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

              d. Because of the uncertainty of the effect on certain terms of this Agreement of Internal Revenue Code ("Code") Section 409A and the regulations and guidance interpreting and implementing Code Section 409A, with Employee's prior written consent, Employer agrees to timely make such amendments to this Agreement as may be necessary to avoid the imposition of penalties, interest and additional taxes under Code Section 409A and agrees that any such amendment will provide Employee with economically the same payments and benefits as would have been provided hereunder prior to such amendment.

         17. If, by reason of any amendment to the Internal Revenue Code of 1986, as amended, subsequent to July 1, 2005, there may be imposed upon Employee any federal tax in excess of the amount of federal income tax that would otherwise be imposed upon Employee upon the recognition by Employee of any payment by Employer to Employee pursuant to paragraph 13 above as ordinary income of Employee for federal income tax purposes, then Employee, at his sole option, may elect to receive from Employer such lesser amount of severance pay as Employee shall designate in his sole discretion. Such election shall be deemed to have been properly made by Employee if set forth in Employee's Notice of Termination provided to Employer in accordance with paragraph 11 above.

         18. Any controversy, claim or dispute arising out of or relating to this Agreement, including, without limitation, any claim for breach of this Agreement, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association except as otherwise specifically provided in this paragraph. Judgment upon any award rendered by the arbitrators pursuant hereto may be entered in any court having jurisdiction thereof. Either party shall have the right to initiate arbitration proceedings except that (i) no arbitration shall be commenced on a controversy arising under paragraph 9 until a decision has been made by the Board of Directors as provided therein, but Employee may initiate arbitration prior to such a decision if he shall have been terminated without that decision having occurred or if Employer shall have refused to pay the fees and disbursements of Employee's counsel; (ii) paragraph 6 provides the exclusive method of determining a dispute as to whether Employee has total disability, and (iii) Employer must apply to a court having proper jurisdiction to obtain the injunctive relief referred to in paragraph 8. Any arbitration shall take place in the County of Erie, State of New York, unless both parties shall consent to another location. Employer shall pay the costs of the arbitration.

         19. Subject to the provisions of paragraph 12 of this Agreement, a notice to a party shall be effectively given to the Employee when hand-delivered to the Employee and to the Employer when hand-delivered to any officer of Employer except Employee. Notice may also be effectively given on the next business day after deposit in the U.S. mail, postage prepaid, for delivery as registered or certified mail, return receipt requested, addressed as follows:

              To Employee, at 28 Tanglewood Drive West, Orchard Park, New York 14127, unless Employee notifies Employer in writing of a new address.

              To Employer, at its corporate headquarters. For all purposes of this paragraph and paragraph 11, Employee may assume that the Employer's corporate headquarters is 1110 Maple Street, P.O. Box 300, Elma, New York 14059, unless Employer notifies Employee in writing of a new address.

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

         20. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and any amendment or modification of this Agreement is without effect unless it is in a writing duly executed by both parties hereto.

         21. This Agreement is made in the State of New York and shall be interpreted under the laws of that State.

         22. If any term or provision of this Agreement shall be held to be invalid or unenforceable for any reason, such term or provison shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining terms and provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable term or provision had not been contained herein.

         23. This Agreement shall be binding upon the parties hereto, their successors and assigns; provided, however, neither party shall assign any of its rights hereunder without the prior written consent of the other party hereto. Employer may not transfer, convey or otherwise dispose of all or any substantial part of its assets or business (whether directly or indirectly, by sale, merger, consolidation or otherwise) unless the transferee assumes in writing the obligations of Employer hereunder or Employee in his sole discretion waives in writing compliance with this provision.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        SERVOTRONICS, INC.


[SEAL]                                  By /s/ LEE D. BURNS, TREASURER/SECRETARY
                                           ------------------------------------
                                        Name: Lee D. Burns
                                              ---------------------------------
                                        Title: Treasurer/Secretary
                                               --------------------------------

ATTEST:


/s/ BERNADINE E. KUCINSKI
------------------------                /s/ NICHOLAS D. TRBOVICH, SR.
                                        --------------------------------------
                                            NICHOLAS D. TRBOVICH, SR.


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